EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated February 13, 2004 (March 3, 2004 as to Notes F(b) and 0) on the financial statements of eMagin Corporation as of December 31, 2003 and for the year then ended included in their Annual Report on Form 10-KSB.

Eisner LLP

New York, New York
July 6, 2004